                                                                    EXHIBIT 16.1


                                                           [GRANT THORNTON LOGO]


April 7, 2005


U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549


RE: The A Consulting Team, Inc.
    File No. 000-22945


Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of The A Consulting Team, Inc. dated April 7, 2005, and agree with the statements concerning our Firm contained therein.



Very truly yours,

/s/ Grant Thornton LLP